Exhibit 8

                                                  September 16, 1997

Symons International Group, Inc.
SIG Capital Trust I
4720 Kingsway Drive
Indianapolis, Indiana  46205


Ladies and Gentlemen:

     We have acted as special tax counsel for Symons International Group, Inc. (the "Company"), an Indiana corporation, and SIG Capital Trust I (the "Trust"), a Delaware business trust, in connection with a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on or about September 16, 1997 (as amended through the date hereof, the "Registration Statement") which registers Trust Preferred Securities (the "Exchange Preferred Securities") of the Trust (liquidation amount of $1,000 per Preferred Securities). In connection therewith, we have participated in the preparation of, and have reviewed, the Registration Statement, including the prospectus (the "Prospectus") and the form of prospectus supplement (the "Prospectus Supplement") included therewith.

     We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, (i) the form of the Senior Subordinated Indenture (the "Indenture") between SIG and Wilmington Trust Company, as Trustee, which Indenture includes the form of the Exchange
Preferred Securities, to be used in connection with the issuance of the Senior Subordinated Notes of the Company due 2027 (the "Exchange Notes"); (ii) the Amended and Restated Declaration of Trust for the Trust (the "Declaration"),
(iii) the form of guarantee by SIG with respect to the Exchange Preferred Securities (the "Exchange Guarantee"); and (iv) certain other relevant documents used in connection with the issuance of the Exchange Notes, the Exchange Preferred Securities and the Exchange Guarantee (collectively, the "Operative Documents"). As to certain questions of fact material or relevant to the opinions expressed herein, we have relied upon a certificate obtained from an officer of the Company and have assumed the accuracy of the facts certified or stated to us and have made no independent investigation of such facts and assume no obligation to do so.

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SIG Capital Trust I
September 16, 1997
Page 2



     Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form filed as exhibits to the Registration Statement and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm, in all material respects, that the discussions set forth in the Prospectus Supplement under the heading "United States Federal Income Taxation" is fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

     We hereby consent to the use of our name in the above-captioned Registration Statement and to the filing of this opinion as Exhibit 8 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                   Very truly yours,



                                   /s/
                                   Dann Pecar Newman & Kleiman
                                   Professional Corporation



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Wilmington Trust Company
August 12, 1997
Page 6


         This opinion is rendered solely for the benefit of each of you, and may not be relied upon by any other party, nor may copies be delivered to any other person or filed with any governmental agency, without our prior written consent.

                                                   Yours truly,

                                                   DANN PECAR NEWMAN & KLEIMAN,
                                                   Professional Corporation